UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2025, reAlpha Tech Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of the Nasdaq Stock Market LLC (the “Registered Offering”), 14,285,718 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a price per Share of $0.35. The Shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Form No. 333-283284), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2024, and the base prospectus included therein and the prospectus supplement filed with the SEC on July 22, 2025.

In a concurrent private placement, pursuant to the terms of the Purchase Agreement, the Company also agreed to issue and sell unregistered warrants (the “Warrants”) to purchase up to 14,285,718 shares of Common Stock (the “Private Placement” and, together with the Registered Offering, the “Offering”) (which offering price is included in the purchase price per Share). The Warrants will have an exercise price of $0.35 per share (subject to customary adjustments as set forth in the Warrants), will be immediately exercisable and will have a term of five years from the effective date of the registration statement covering the resale of the shares of common stock issuable upon exercise of the Warrants. The Warrants contain customary anti-dilution adjustments to the exercise price, including for share splits, share dividends, rights offerings and pro rata distributions.

The Offering is expected to close on or about July 22, 2025, subject to the satisfaction of customary closing conditions. The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Warrants, is expected to be approximately $4.5 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which could include future acquisitions, capital expenditures and the purchase of cryptocurrencies in accordance with the Company’s cryptocurrency investment policy. The Company also intends to use all or a portion of the net proceeds from the Offering, along with cash on hand, to repay the outstanding balance under a secured promissory note issued by the Company to Streeterville Capital, LLC (“Streeterville”) on August 14, 2024 (the “Note”). As of July 16, 2025, the outstanding balance of the Note was $4,099,049. Pursuant to the Note, if we exercise our right to prepay the Note in part, we are required to make payment to Streeterville of an amount in cash equal to 109% multiplied by the portion of the outstanding balance we actually prepay.

A holder may not exercise any portion of the Warrants to the extent that the holder (together with its affiliates and others acting as a group with the holder or its affiliates) would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”). However, a holder may increase or decrease the Beneficial Ownership Limitation in accordance with the terms of the Warrant, provided that it does not exceed 9.99%. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.

Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or any amendment or supplement thereto for thirty (30) days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to register for resale the Warrant Shares issuable upon exercise of the Warrants sold in the Private Placement within thirty (30) calendar days following the date of the Purchase Agreement. The Company shall use its commercially reasonable efforts to cause the registration statement covering the securities described above to be declared effective within sixty (60) calendar days following the date of the Purchase Agreement (or within ninety (90) days in case of “full review” of such registration statement by the SEC). Pursuant to the Purchase Agreement, the Company will be obligated to pay certain liquidated damages to the Investors if it fails to file the registration statement when required or fails to cause the registration statement to be declared effective by the SEC when required.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

H.C. Wainwright & Co., LLC (the “Placement Agent”) is acting as the exclusive placement agent in connection with the Offering. Pursuant to that certain Engagement Letter, dated March 24, 2025 (the “Engagement Letter”), between the Company and the Placement Agent, the Company agreed to pay the Placement Agent in connection with the Offering a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering, up to $50,000 for fees and expenses of the Placement Agent’s counsel and other out of pocket expenses and $15,950 for clearing expenses.

Also pursuant to the Engagement Letter, the Company, in connection with the closing of the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 714,286 shares of Common Stock (which represents 5.0% of the Shares). The Placement Agent Warrants will be immediately exercisable, will have an exercise price of $0.4375 (125% of the combined public offering price per Share and accompanying Warrants) and will terminate on the five-year anniversary of commencement of sales in the Offering.

The foregoing description of the Purchase Agreement, the Warrants, the Placement Agent Warrants and the Engagement Letter is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of Warrant and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the Engagement Letter, a copy of which was previously filed as Exhibit 10.43 of the Company’s Registration Statement on Form S-1, as amended, and are incorporated herein by reference.

A copy of the opinion of Mitchell Silberberg & Knupp LLP regarding the validity of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement, other than information relating solely to the Registered Offering and the Shares, is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Purchase Agreement, the offering and sale of the Warrants is exempt from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Warrants by the Company in the Private Placement and the Placement Agent Warrants has not been registered under the Securities Act or any state securities laws and the Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities did not involve a public offering and was made without general solicitation or general advertising. In the Purchase Agreement, each Investor represented, among other things, that it is and, on each date on which it exercises any Warrants, will be either (i) an accredited investor, as such term is defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, and it is acquiring the Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Warrants in violation of the United States federal securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the securities referred to herein in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

Pricing Press Release

On July 21, 2025, the Company issued a press release announcing the pricing of the Registered Offering and Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Suspension of ATM Program

Effective as of July 16, 2025, the Company suspended sales under its “at the market” equity offering program under that certain At The Market Offering Agreement, dated as of April 2, 2025, by and between the Company and the Placement Agent (the “ATM Program”). If the Company determines in the future to resume potential sales pursuant to the ATM Program, it intends to file a new prospectus supplement with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Mitchell Silberberg & Knupp LLP
10.1*	Form of Securities Purchase Agreement
10.2	Engagement Letter dated March 24, 2025 between reAlpha Tech Corp. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.43 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-288571) filed July 15, 2025)
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Press Release, dated July 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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